Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 16, 2010, accompanying the financial statements (which was based on our audit and the report of other auditors and which report expressed an unqualified opinion and contains an explanatory paragraph relating to the substantial doubt about Unigene Laboratories, Inc.’s ability to continue as a going concern) and management’s annual report on internal control over financial reporting included in the Annual Report of Unigene Laboratories, Inc.’s on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Unigene Laboratories, Inc. on Forms S-8 (File No. 333-01897, effective March 22, 1996, File No. 333-35951, effective September 19, 1997, File No. 333-52376, effective December 21, 2000, File No. 333-85524, effective April 4, 2002, File No. 333-137682, effective September 29, 2006, and File No. 333-161364, effective August 14, 2009), Forms S-3 (File No. 333-124301, effective July 1, 2005, File No. 333-133313, effective September 13, 2006, and File No. 333-163989, effective January 8, 2010) and Form S-2 (File No. 333-109655, effective January 6, 2005).

GRANT THORNTON LLP

New York, New York

March 16, 2010